ASSIGNMENT OF DEBT

THIS ASSIGNMENT dated for reference the 4th day of April 2012.

BETWEEN:

STEPHEN FOWLER

(herein called the "Assignor")

AND:

Telupay, Inc.

(the "Assignee")

WHEREAS:

A. Pursuant to a Loan note dated January 4th, 2012 (the "Note") from Telupay PLC and its subsidiary Telupay Philippines ("**Telupay**"), to the Assignor, Stephen Fowler, Telupay is indebted to the Assignor for the principal sum of US$8500.00 (the "Outstanding Amount"), as at the date hereto, not including accrued and unpaid interest.

B. The Assignor has agreed to assign to the Assignee all of the Assignor's right, title and interest in and to the Note and the Outstanding Amount, including accrued and unpaid interest, (together with all evidences thereof and all rights and benefits of the Assignor pertaining thereto and proceeds derived therefrom, the "Assigned Rights") in accordance with this Assignment.

NOW THEREFORE, in consideration of $8500.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Assignor), the Assignor covenants and agrees as follows:

1. The Assignor hereby absolutely and unconditionally forever assigns, transfers and sets over unto the Assignee all of the Assignor's right, title and interest in and to the Assigned Rights and all benefits and advantages to be derived therefrom; and the full benefit of all covenants and agreements on the part of Telupay, or any third parties with respect to any of the Assigned Rights; with full power and authority to collect payment of the Outstanding Amount and the interest accrued thereon, or enforce, demand, collect, sue for breach of any said warranty, guarantee, indemnity or covenant or for specific performance of any said warranty, guarantee, indemnity or covenant contained in the Outstanding Amount or any instrument of Telupay given in support thereof, in the name of the Assignor.

2. The Assignor warrants to the Assignee that:

(a) the Assignor has full right, power and authority to enter into this Assignment and to assign the Assigned Rights to the Assignee;

(b) except as set out in this Assignment, the Assignor has not assigned all or any part of its interest in any of the Assigned Rights and has not granted any options, interests or other rights in or to any of the Assigned Rights;

(c) no payment is required to be made to any person other than the Assignor in order for the Assignee to enjoy the full benefit of, the Assigned Rights; and

(d) the outstanding balance of the Outstanding Amount as of April 4th , 2012 hereof is US$8500.00 not including accrued and unpaid interest.

3. In consideration of the assignment of the Outstanding Amount from the Assignor, the Assignee has agreed to act as a director and officer of Telupay, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor for itself, and for its agents, servants, successors and assigns, does hereby remise, release and forever discharge Telupay from any and all manner of actions, causes of action, suits, debts, due accounts, bonds, covenants, contracts, claims, demands, damages, costs, expenses and any and all legal obligations and compensation of whatsoever kind and howsoever arising and whether known or unknown, suspected or unsuspected and which the Assignor had or now has or which its agents, servants, successors and assigns hereafter can, shall or may have, arising out of or in connection with the Assignment Agreement and including, but not limited to any and all agreements, arising from or pertaining thereto.

4. The Assignor will at all times hereafter execute and deliver, at the request of the Assignee, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Assignment. Without limiting the generality of the foregoing, the Assignor will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Assignee in the Assigned Rights and to direct Telupay to fulfil its obligations under the Outstanding Amount or any instrument made by Telupay in favour of the Assignor in respect thereof for the benefit of the Assignee.

5. Each of the parties to this Assignment acknowledges that such party has read this document and fully understands the terms of this Assignment, and acknowledges that this Assignment has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

6. This Assignment will enure to the benefit of the Assignees and their successors and assigns, and will be binding upon the Assignor and its successors and assigns.

7. This Assignment will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of State of Nevada in any proceedings pertaining to the Assigned Rights or this Assignment.

8. Independent Legal Advice: The Assignor and the Assignee hereby acknowledge that this Agreement was prepared by Macdonald Tuskey for the Assignee and that Macdonald Tuskey does not represent the Assignor. By signing this Agreement, the Assignor to confirm that they fully understand this Agreement and (a) have obtained independent legal advice or (b) waive the right to obtain independent legal advice.

9. This Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the day and year first above written.

____

TELUPAY , INC.

Per: ____________________________________
Authorized Signatory